                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K-A
                                 AMENDMENT NO. 2


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: November 17, 1999
                        (Date of earliest event reported)


                         MERGE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in the charter)

         Wisconsin                  0-29486                    39-1600938
(State or other jurisdiction   (Commission File No.)         (IRS Employer
       of incorporation)                                   Identification No.)

                               1126 South 70th St.
                         Milwaukee, Wisconsin 53214-3151
                    (Address of Principal Executive Offices)

                                 (414) 977-4000
               Registrant's telephone number including area code)

                                       N/A

          (Former name or former address, if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

(a)  Financial Statements of Business Acquired


                                AUDITORS' REPORT



TO THE SHAREHOLDERS OF INTERPRA MEDICAL IMAGING NETWORK LTD.

We have audited the balance sheet of Interpra Medical Imaging Network Ltd. as at August 31, 1998 and 1999 and the statements of operations, shareholders' equity (deficiency), cash flows and comprehensive income (loss) for each of the years in the two-year period ended August 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 1998 and 1999 and the results of its operations and the cash flows for each of the years in the two-year period ended August 31, 1999 in accordance with accounting principles generally accepted in the United States of America.

/s/ Bennett Gold
Chartered Accountants



Toronto, Ontario, Canada
October 15, 1999

                      INTERPRA MEDICAL IMAGING NETWORK LTD.

                                 BALANCE SHEETS
                           (EXPRESSED IN U.S. DOLLARS)


                                                                                           AUGUST 31
                                                                                  --------------------------
                                                                                     1998           1999
                                                                                  -----------    -----------
                                     ASSETS
Current assets:
     Cash and cash equivalents..............................................       $   140,448    $     8,254
     Accounts receivable....................................................             9,101         10,000
     Prepaid expenses and other sundry assets...............................             1,817         11,747
     Taxes recoverable......................................................           124,183        383,289
                                                                                   -----------    -----------
Total current assets........................................................           275,549        413,290
Property and equipment:
     Computer equipment.....................................................            69,627         57,535
     Office equipment.......................................................             8,796          9,757
     Leasehold improvements.................................................             6,301         13,040
                                                                                   -----------    -----------
                                                                                        84,724         80,332
     Less accumulated depreciation..........................................           (15,227)       (26,345)
                                                                                   -----------    -----------
Net property and equipment..................................................            69,497         53,987
Trademark...................................................................             4,730           --
Software licenses...........................................................                --        250,000
Deferred interest charge....................................................            96,175            807
                                                                                   -----------    -----------
Total assets................................................................       $   445,951    $   718,084
                                                                                   ===========    ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
     Accounts payable and accrued liabilities...............................       $    60,740    $   232,794
     Notes payable to investors.............................................            16,532         37,040
     Deposits for subscriptions.............................................             3,224           --
     Customer deposits......................................................              --          520,000
                                                                                   -----------    -----------
Total current liabilities...................................................            80,496        789,834
Notes payable...............................................................           195,402        343,197
                                                                                   -----------    -----------
Total liabilities...........................................................           275,898      1,133,031
                                                                                   -----------    -----------
Shareholders' Equity (deficiency)
     Common stock, no par value:
     authorized unlimited, issued and outstanding 915 shares at August
     31, 1998 and 1,323.53 at August 31, 1999...............................           899,763      1,256,857
     Accumulated deficit....................................................          (705,465)    (1,646,744)
     Other comprehensive loss - cumulative translation adjustment...........           (24,245)       (25,060)
                                                                                   -----------    -----------
Total shareholders' equity (deficiency).....................................           170,053       (414,947)
                                                                                   -----------    -----------
Total liabilities and shareholders' equity (deficiency).....................       $   445,951    $   718,084
                                                                                   ===========    ===========









                See accompanying notes to financial statements.

                      INTERPRA MEDICAL IMAGING NETWORK LTD.

                            STATEMENTS OF OPERATIONS
                   YEARS ENDED AUGUST 31, 1997, 1998 AND 1999
                           (EXPRESSED IN U.S. DOLLARS)

                                                                     YEARS ENDED AUGUST 31,
                                                          -----------------------------------------
                                                              1997           1998          1999
                                                          -----------    -----------    -----------
                                                          (unaudited)
Net sales...........................................      $      --      $    20,936    $   269,754
                                                          -----------    -----------    -----------
Operating costs and expenses:

     Product research and development...............           13,578        363,473        654,042

     General and administrative.....................            9,812        241,266        437,875
                                                          -----------    -----------    -----------
Total operating costs and expenses..................           23,390        604,739      1,091,917
                                                          -----------    -----------    -----------
Operating loss......................................          (23,390)      (583,803)      (822,163)
                                                          -----------    -----------    -----------
Other expenses

     Interest, net..................................          (21,332)       (76,940)       (95,335)

     Other, net.....................................             --             --          (23,781)
                                                          -----------    -----------    -----------
Total other expenses................................          (21,332)       (76,940)      (119,116)
                                                          -----------    -----------    -----------
Net loss............................................          (44,722)      (660,743)      (941,279)
                                                          ===========    ===========    ===========
Basic and diluted net loss per share................      $   (931.71)   $   (803.82)   $   (988.74)

Shares used to compute basic and diluted
loss per share......................................               48            822            952
























                 See accompanying notes to financial statements.

                      INTERPRA MEDICAL IMAGING NETWORK LTD.

                 STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)
                  PERIODS ENDED AUGUST 31, 1997, 1998 AND 1999
                           (EXPRESSED IN U.S. DOLLARS)


                                                                               Accumulated    Cumulative       Total
                                                         Common Stock            Deficit      Translation   Shareholders'
                                                    Shares         Amount       (Note 5)       Adjustment      Equity
                                                 -----------    -----------    -----------    -----------    -----------
Balance at August 31, 1996                       $        --    $        --    $        --    $        --    $       --
                                                 -----------    -----------    -----------    -----------    -----------
     Issuance of common stock..................       590.00        307,307             --             --        307,307
     Net loss..................................           --             --    $   (44,722)            --        (44,722)
     Foreign currency translation
     adjustment................................           --             --             --         (4,154)        (4,154)
                                                 -----------    -----------    -----------    -----------    -----------
Balance at August 31, 1997 (unaudited).........       590.00    $   307,307    $   (44,722)   $    (4,154)   $   258,431
     Issuance of common stock..................  $    325.00    $   592,456           --               --        592,456
     Net loss..................................           --             --       (660,743)            --       (660,743)
     Foreign currency translation
     adjustment................................           --             --                       (20,091)       (20,091)
                                                 -----------    -----------    ===========    ===========    ===========
Balance at August 31, 1998.....................  $    915.00    $   899,763    $  (705,465)   $   (24,245)   $   170,053
     Issuance of common stock..................  $    408.53    $   357,094             --             --        357,094
     Net loss..................................           --             --       (941,279)            --       (941,279)
     Foreign currency translation
     adjustment................................           --             --             --           (815)          (815)
                                                 ===========    ===========    -----------    -----------    -----------
Balance at August 31, 1999.....................     1,323.53    $ 1,256,857    $(1,646,744)   $   (25,060)   $  (414,947)
                                                 ===========    ===========    ===========    ===========    ===========










                 See accompanying notes to financial statements.

                      INTERPRA MEDICAL IMAGING NETWORK LTD.

                            STATEMENTS OF CASH FLOWS
                   Years ended August 31, 1997, 1998 and 1999
                           (expressed in U.S. dollars)



                                                              Years ended August 31,
                                                       -----------------------------------
                                                         1997           1998        1999
                                                         ----           ----        ----
                                                      (unaudited)

Cash flows from operating activities:
     Net loss ......................................   $ (44,722)   $(660,743)   $(941,279)
     Adjustments to reconcile net income (loss)
     to net cash provided by operating activities
     Depreciation and amortization .................         455       15,813       11,118
     Loss on disposal of assets ....................          --           --       18,124
     Expenses related to issuance of common stock ..      21,991      154,446      338,152
     Change in assets and liabilities:
          Accounts receivable ......................          --       (9,101)        (899)
          Prepaid expenses and other sundry assets..      (4,712)    (121,288)    (269,036)
          Accounts payable and accrued liabilities..       7,749       52,992      172,054
          Customer deposits ........................          --           --      520,000
                                                       ----------   ---------     --------
Net cash used in operating activities ..............     (19,239)    (567,881)    (151,766)
                                                       ----------   ---------     --------
Cash flows from investing activities:
     Purchases of property and equipment ...........      (2,988)     (81,735)      (9,003)
     Other assets...................................          --       (4,730)    (250,000)
                                                       ----------   ---------     --------
Net cash used in investing activities ..............      (2,988)     (86,465)    (259,003)
                                                       ----------   ---------     --------
Cash flows from financing activities:
     Notes payable to investors.....................      94,014      117,920      168,303
     Shareholder subscriptions .....................      58,216      (54,992)      (3,224)
     Issuance of common stock, net of expenses .....      91,557      522,963      116,132
                                                       ----------   ---------    ---------
Net cash provided by financing activities ..........     243,787      585,891      281,211
                                                       ----------   ---------    ---------
Effect of exchange rate changes on cash ............      (4,503)      (8,154)      (2,638)
Net increase (decrease) in cash and cash equivalents     217,057      (76,609)    (132,194)
Cash and cash equivalents, beginning of year .......          --      217,057      140,448
                                                       ----------   ---------    ---------
Cash and cash equivalents, end of year .............   $ 217,057    $ 140,448    $   8,254
                                                       =========    =========    =========





                See accompanying notes to financial statements.

                      INTERPRA MEDICAL IMAGING NETWORK LTD.

                    STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                   YEARS ENDED AUGUST 31, 1997, 1998 AND 1999
                           (EXPRESSED IN U.S. DOLLARS)

                                               YEAR ENDED AUGUST 31,
                                          --------------------------------
                                          1997          1998          1999
                                          ----          ----          ----
                                         (unaudited)
Net loss ............................   $ (44,722)   $(660,743)   $(941,279)
Other comprehensive loss - cumulative
   translation adjustment ...........      (4,154)     (20,091)        (815)
                                        ---------    ---------    ---------
Comprehensive net loss ..............   $ (48,876)   $(680,834)   $(942,094)
                                        =========    =========    =========








                See accompanying notes to financial statements.

                      INTERPRA MEDICAL IMAGING NETWORK LTD.
                         NOTES TO FINANCIAL STATEMENTS
                            August 31, 1999 and 1998

1.   SIGNIFICANT ACCOUNTING POLICIES

(a)  Nature of Operations

     In 1996, Interpra Medical Imaging Network Ltd. was founded in Canada as a software publisher to develop workflow management systems for radiologists. Its products include a patent-pending software architecture representing a unique, Internet-based approach integrating healthcare systems and data.

(b)  Basis of Presentation

     These financial statements have been presented in accordance with US generally accepted accounting principles as a result of the subsequent purchase agreement between Merge Technologies Incorporated and Interpra Medical Imaging Network Ltd. (as disclosed in Note 9 below). Comparative figures have been restated to reflect this basis of presentation.

(c)  Cash and Cash Equivalents

     For the purposes of the balance sheets and the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d)  Property and Equipment

     Property and equipment are stated at cost. Amortization is calculated using the declining balance basis at the following annual rates:

                  Computer hardware                            30%
                  Office equipment                             20%
                  Computer software                           100%

     Leasehold improvements are amortized on straight-line method at the annual rate of 20%.

(e)  Software Licenses

     The software licenses were purchased for use in products to be sold to customers. These licenses are stated at cost. The licenses will be amortized over their estimated useful lives of three years.

(f)  Change in Reporting Currency

     The financial statements for the years ended August 31, 1998 and 1997 were originally reported in Canadian dollars (CAD). For the year ended August 31, 1999, the Company is reporting its financial statements in US dollars (USD) and in accordance with US generally accepted accounting principles (GAAP), due to the pending acquisition of the Company by Merge Technologies Incorporated, a company incorporated in the United States. Comparative figures have been converted into USD and presented in accordance with US GAAP.

(e)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities (if any) at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reflected in operations in the periods in which such adjustments become known.

2.   NOTES PAYABLE

                                                      1998              1999
                                                   -----------      ------------
              Advances from shareholders              $195,402          $201,032
              Promissory note payable                      ---           142,164
                                                   -----------      ------------
                                                      $195,402          $343,196
                                                   ===========      ============

          (a) Advances from shareholders are non-interest bearing, have no definite terms of repayment and are unlikely to be repaid within the next 12 months. Pursuant to the terms and conditions of the loan agreement between the Company and the lenders, these individuals acquired 100 Class C common shares for no additional consideration.

          (b) The promissory note payable includes interest at the actual rate of 8%, is due July 27, 2000 and is secured by a general security agreement covering all assets.

3.   COMMITMENTS

(a)  Operating Leases

     The Company has entered into a property lease agreement terminating on January 31, 2002. Aggregate lease payments for each of the next three years are as follows:

                                 2000             $ 53,193
                                 2001             $ 53,193
                                 2002             $ 22,164

b.   Software Licenses

     The company was committed to purchasing additional software licenses totaling $250,000. Subsequent to year-end, the Company took delivery of the software licenses and offset the obligation against a related accounts receivable. [See Note 9(e)]

4.   CAPITAL STOCK

AUTHORIZED
Unlimited number of shares without par value, as follows:

Class A Special shares, 1% per month non-cumulative dividend, redeemable and retractable at $1CAD per share ($0.67USD) plus any unpaid declared dividend, non-voting, non-participating.

Class B Special shares, discretionary non-cumulative dividend, in preference to Class A or common shares, redeemable and retractable at $1CAD per share ($0.67USD) plus any unpaid declared dividend, non-voting, non-participating.

Class C common Shares, voting, participating.


ISSUED
                                                                           1998                   1999
                                                                   -------------------     ------------------
915 Class C Common Shares (1999: 1,323.53 shares)                        $ 899,763              $ 1,256,857
                                                                   ===================     ==================

ISSUANCES

During the year, the Company issued 41.667 Class C common shares for a total cash consideration of $116,132, of which $3,224 was received as deposits on subscriptions in the previous year.

The Company issued 94.3 Class C common shares to employees in lieu of debt totaling $125,338.

The Company issued 323.563 Class C common shares for NIL consideration during the year. The amounts charged to operations to recognize these shares are as follows:

                                                # OF                                       EXPENSE
                                                  SHARES           AMOUNT                 ALLOCATION
                                                -----------      -----------      ---------------------------
Issued in lieu of interest on loan payable               5          $16,590       Interest
Issued to contractors                                   25          $ 8,099       Contractor salaries
Issued to employees                                    136          $44,064       Development salaries
Issued in lieu of consulting fees                  157.563          $51,548       Consulting fees

REPURCHASED

During the year, the Company repurchased and retired 51 Class C common shares from a shareholder for cash consideration of $4,977.

5.   RESTATEMENT OF ACCUMULATED DEFICIT, BEGINNING OF YEAR

As stated in Note 1(b) of these financial statements, the Company has retroactively changed its accounting policies concerning shares issued for nil consideration and the expensing of deferred development costs to comply with US GAAP. In addition, as stated in note 1(f) of these financial statements, the Company has retroactively changed the reporting currency to US dollars.

In order to reflect the cumulative effect of these retroactive changes to the accounts, the balance of the Company's accumulated deficit as at September 1, 1997 and 1998 have been restated, as follows:


                                                        1998         1997
                                                      ---------    ---------
Deficit, beginning of year
As previously reported in CAD under Canadian GAAP
                                                      $(439,069)   $ (12,527)
                                                      =========    =========

Balance converted to USD, under Canadian GAAP
                                                      $(305,570)   $  (9,154)
                                                      ---------    ---------
Prior year's development costs charged to
     operations under U.S. GAAP                        (136,773)     (13,577)
Value of shares issued for nil consideration
     charged to operations under U.S. GAAP              (69,493)          --
Future tax asset not recognized under U.S. GAAP         (73,108)          --
Interest expense incurred for shares issued in lieu
     of interest paid                                   (84,953)     (21,991)
Cumulative adjustments from prior years                 (35,568)          --
                                                      ---------    ---------
                                                       (399,895)     (35,568)
                                                      =========    =========
Balance, as restated, in USD and under US GAAP
                                                      $(705,465)   $ (44,722)
                                                      =========    =========

     As a result of these retroactive changes, the Company's net loss for 1998, previously reported as $(426,542) CAD, has been reported as a net loss of $(660,743) USD, as follows:

         Net loss for 1998 as previously reported in CAD under
         Canadian GAAP                                                $(426,542)
                                                                      =========

         Net loss for 1998 converted to USD                           $(296,416)
         Adjustments for retroactive changes in accounting policies    (364,327)
                                                                      =========
         Net loss for 1998, in USD and under US GAAP                  $(660,743)
                                                                      =========


6.   CONCENTRATION OF CREDIT RISK

     Cash is on deposit with a major Canadian Chartered bank. Management does not believe the Company is subject to any significant credit risk.

7.   RELATED PARTY TRANSACTION

     In the normal course of business, services were rendered by and payments made to shareholders of the Company, as follows:

                                                1999      $1998
                                              --------   --------
                  Developers' remuneration    $257,044   $141,300
                  Management's remuneration   $110,005   $122,100
                  Legal fees                  $  3,982   $ 10,600

8.   INCOME TAXES

     Non-capital losses:

     The Company has accumulated non-capital losses for income tax purposes. These losses are available for application against future years' taxable income, until their expiry, as follows:

                  Year of Expiry   Federal    Provincial
                                 ----------   ----------
                       2004      $   16,568   $   20,860
                       2005         355,011      444,318
                       2006         766,402      889,570
                                 ==========   ==========
                                 $1,137,981   $1,354,748
                                 ==========   ==========
                                 ----------   ----------

9.   SUBSEQUENT EVENTS

(a)  Acquisition

     On September 3, 1999, a subsidiary of the US Company Merge Technologies Incorporated (Merge), acquired control of Interpa Medical Imaging Network Ltd. Pursuant to the articles of amendment [Note 9(b)], the existing common shares were converted to non-voting exchangeable shares. The Company also issued 100 common shares from treasury, for cash consideration of $100CAD to the subsidiary of Merge.

(b)  Articles of Amendment

     On September 3, 1999, Interpra filed articles of amendment. The amendment provided for:

     (i) the cancellation of the previously authorized Class A and B Special shares;

     (ii) the creation of a new class of 420,000 exchangeable, non-voting, non-dissenting shares as disclosed in note 9(c);

     (iii) the conversion of the previously issued and outstanding Class C common shares on the basis of 317.33 new Exchangeable shares for each Class C common share; and

     (iv)   the creation of an unlimited number of common shares.

(c)  New Exchangeable Shares

     These shares rank in priority to common shares as well as to all other junior shares regarding the payment of dividends. The amount of the dividend is the Canadian cash equivalent of dividends declared on Merge Technologies Incorporated common shares, in the same number, type and amount. Restrictions exist if dividends are declared but have not been paid in full.

     Shares are retractable to August 31, 2004. The retraction price is equal to the market value of a specified number of Merge common shares plus any unpaid declared dividends whether stock or cash. The retraction price is $4.50 per share for the period between September 1, 2004 and October 1, 2004.

     The holders of the exchangeable shares are not entitled to vote nor to dissent on a proposal to amend the Articles of the Company in respect of changes to the share capital.

     A purchase agreement dated September 1, 1999 allowed for all shareholders of the Company to exchange their exchangeable shares for Merge Technologies Incorporated common shares at $0.01 par value.

(d)  Change of Corporate Name

     The articles of amendment dated September 3, 1999, for Interpra Medical Imaging Network Ltd. provide for the Company to change its name to Merge Technologies Canada Ltd.

(e)  Significant Operations

     Subsequent to year-end, the Company agreed to take delivery on an additional $250,000 in software licenses. When combined with the licenses acquired before August 31, 1999, the transaction had an aggregate value of $500,000. The Company in turn provided software it developed valued at $500,000. Receivables and payables generated by the transaction were set off against one another.

     The terms described in Note 2 Notes Payable have been amended subsequent to year-end. The promissory note payable is non-interest bearing and due in the year 2004.

     As a result of the acquisition, the $10,000 accounts receivable and the $520,000 deferred revenue at year end will be recharacterized as part of the intercompany loan from Merge Technologies Incorporated. Revenue has been recognized on the license related to the $10,000 receivable. No revenue will be recognized on the $520,000 deferred revenue related to the intercompany loan from Merge.

10.  YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

b.   PRO FORMA FINANCIAL INFORMATION


     On September 3, 1999, Merge Technologies Holdings Co., a wholly-owned subsidiary of the Company formed to effect the acquisition of Interpra Medical Imaging Network Ltd., acquired all the outstanding voting shares of Interpra. The purchase price consisted of 420,000 common equivalent shares and 420,000 put options exercisable in five years at $4.50 per share. In addition, $176,000 in acquisition expenses were incurred. The acquisition was accounted for using the purchase method.

         The following unaudited pro forma summary presents the consolidated results of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 assuming the Interpra acquisition had occurred as of January 1 of each year. These amounts are based upon certain assumptions and estimates and do not necessarily represent results that would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.


                                                         YEAR             NINE MONTHS
                                                         ENDED                ENDED
                                                        DECEMBER           SEPTEMBER
                                                       31, 1998             30, 1999
                                                      -----------         -----------
                                                        (in thousands, except for per
                                                                share data)

Net sales.......................................       $   9,773           $  9,468
Net loss........................................          (2,331)            (2,928)
Basic loss per share............................       $   (0.38)          $  (0.47)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MERGE TECHNOLOGIES INCORPORATED


Date:     November 17, 1999         By:  /s/ William C. Mortimore
                                       -----------------------------------------
                                       William C. Mortimore,
                                       President and Chief Executive Officer


Date:     November 17, 1999         By:  /s/ Colleen M. Doan
                                       -----------------------------------------
                                       Colleen M. Doan
                                       Chief Financial Officer,
                                       Treasurer and Secretary














































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